Exhibit 99.2

THE J. M. SMUCKER COMPANY DIVESTED PET FOODS BUSINESS

ABBREVIATED FINANCIAL STATEMENTS (UNAUDITED)

January 31, 2023

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INDEX TO FINANCIAL STATEMENTS	Page No.
Statement of Assets Acquired and Liabilities Assumed	3

Statement of Revenue and Direct Operating Expenses	4

Notes to Abbreviated Financial Statements	5

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THE J. M. SMUCKER COMPANY DIVESTED PET FOODS BUSINESS
Statement of Assets Acquired and Liabilities Assumed
(Unaudited)

(Dollars in millions)	January 31, 2023
Assets:
Inventories	$198.0
Property, plant, and equipment – net	163.5
Other intangible assets – net	347.8
Total assets	$709.3
Liabilities:
Current finance lease liabilities	$0.2
Total liabilities	0.2
Net assets	$709.1

See accompanying notes to abbreviated financial statements.

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THE J. M. SMUCKER COMPANY DIVESTED PET FOODS BUSINESS
Statement of Revenue and Direct Operating Expenses
(Unaudited)

(Dollars in millions)	Nine Months Ended January 31, 2023
Net sales	$1,180.8
Cost of products sold	918.0
Gross Profit	262.8
Selling, distribution, and administrative expenses	164.6
Amortization	21.8
Other operating expenses (income) - net	2.9
Operating Income	$73.5

See accompanying notes to abbreviated financial statements.

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THE J. M. SMUCKER COMPANY DIVESTED PET FOODS BUSINESS
Notes to Abbreviated Financial Statements (Unaudited)
(Dollars in millions)

NOTE 1: DESCRIPTION OF BUSINESS

The J. M. Smucker Company ("Smucker" or "Parent") entered into an Asset Purchase Agreement (the "Agreement") with Post Holdings, Inc. (the "Buyer"), which provides for the sale of certain assets pertaining to several of Smucker's pet food brands (the "Divested Pet Foods Business"). The sale closed on April 28, 2023. The transaction included the Rachael Ray Nutrish, 9Lives, Kibbles 'n Bits, Nature's Recipe, and Gravy Train brands, as well as our private label pet food business, inclusive of certain trademarks and licensing agreements, dedicated manufacturing and distribution facilities in Bloomsburg, Pennsylvania, manufacturing facilities in Meadville, Pennsylvania, and Lawrence, Kansas, and approximately 1,100 employees who support these pet food brands. The operating results for the Divested Pet Foods Business were primarily included within Smucker's U.S. Retail Pet Foods segment. The accompanying statements of the Divested Pet Foods Business present the assets acquired and liabilities assumed as of January 31, 2023, and the revenue and direct operating expenses for the nine months ended January 31, 2023.

The accompanying Statement of Assets Acquired and Liabilities Assumed and the Statement of Revenue and Direct Operating Expenses of the Divested Pet Foods Business were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Divested Pet Foods Business' assets, liabilities, equity, revenues, expenses, and cash flows.

These statements should be read in conjunction with the audited financial statements and footnotes of the Divested Pet Foods Business for the fiscal year ended April 30, 2022, that are filed as an exhibit to the same Form 8-K to which these financial statements are filed as an exhibit. The accounting policies used in preparing these financial statements are the same as those described in Note 2 to the financial statements in that Form 8-K.

The preparation of abbreviated financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. These financial statements include allocations and estimates that are not indicative of the costs and expenses that would have resulted if the Divested Pet Foods Business had operated as a separate entity, or the future results of the Divested Pet Foods Business.

NOTE 2: REVENUE

The Divested Pet Foods Business primarily includes the domestic sales of Rachael Ray Nutrish, 9Lives, Kibbles 'n Bits, Nature's Recipe, and Gravy Train branded products.

The long-lived assets of the Divested Pet Foods Business are situated in the U.S. The following table presents geographical information related to the net sales of the Divested Pet Foods Business.

Nine Months Ended January 31, 2023
Net sales:
United States	$1,163.9
All other international	16.9
Total net sales	$1,180.8

NOTE 3: INVENTORIES

The components of inventories are as follows:

January 31, 2023
Finished products	$151.6
Raw materials	46.4
Total inventory	$198.0

Work-in-process inventory is included in finished products and was $4.7 at January 31, 2023.

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NOTE 4: PROPERTY, PLANT, AND EQUIPMENT

The components of property, plant, and equipment – net are as follows:

January 31, 2023
Land and land improvements	$7.8
Buildings and fixtures	56.3
Machinery and equipment	227.6
Construction in progress	20.2
Gross property, plant, and equipment	$311.9
Less: Accumulated depreciation	(148.4)
Total property, plant and equipment	$163.5

Depreciation expense of $16.2 for the nine months ended January 31, 2023, is primarily included in cost of products sold in the Statement of Revenue and Direct Operating Expenses.

NOTE 5: OTHER INTANGIBLE ASSETS

The following table summarizes other intangible assets and the related accumulated amortization and impairment charges.

	January 31, 2023
	Acquisition Cost	Accumulated Amortization	Impairment Charges	Net
Finite-lived intangible assets subject to amortization:
Trademarks	$512.6	$(118.1)	$(150.4)	$244.1
Licensing agreement	128.0	(24.3)	—	103.7
Total intangible assets subject to amortization	$640.6	$(142.4)	$(150.4)	$347.8

NOTE 6: RELATIONSHIP WITH PARENT

Historically, the Divested Pet Foods Business has been managed and operated as a business of the Parent. Accordingly, certain direct and allocable operating expenses have been recorded to the Divested Pet Foods Business and reflected as expenses in the Statement of Revenue and Direct Operating Expenses. Management considers the allocation methodologies used to be reasonable and appropriate reflections of historical expenses of the Parent attributable to the Divested Pet Foods Business for purposes of the abbreviated financial statements; however, the expenses reflected in the Statement of Revenue and Direct Operating Expenses may not be indicative of the actual expenses that would have been incurred during the period presented if the Divested Pet Foods Business historically operated as a separate, standalone entity. In addition, the expenses reflected in the Statement of Revenue and Direct Operating Expenses exclude certain expenses such as, but not limited to, general overhead costs, such as costs related to corporate human resources, accounting, legal, other administrative services, and income taxes.

Throughout the period covered by the abbreviated financial statements, the Divested Pet Foods Business produced finished goods for the Parent business. Related party sales to the Parent was $43.3, and related party cost of products sold was $43.3 for the nine months ended January 31, 2023. The Divested Pet Foods Business also purchased finished goods from the Parent. Related party cost of products purchased from the Parent was $143.1 for the nine months ended January 31, 2023.

Throughout the period covered by the abbreviated financial statements, the Divested Pet Foods Business stored and distributed the Parent's products in its warehouses. Distribution costs associated with the Parent's products were $3.6 for the nine months ended January 31, 2023, which were offset with a contra expense of an equal amount.

NOTE 7: SUBSEQUENT EVENT

Subsequent events have been evaluated through May 8, 2023, the date these abbreviated financial statements were issued.

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